UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

CXJ GROUP CO., LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-248779	85-2041913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

C290, DoBe E-Manor Dongning Road No. 553, Jianggan District, Hangzhou City Zhejiang Province, Peoples Republic of China	310016
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: Form S-1; SEC File Number: 333-248779

Securities to be registered pursuant to Section 12(g) of the Act: Common stock, par value of $0.001

Item 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED..

The description of securities contained in Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (File Number: 333-248779) is incorporated by reference into this registration statement.

Item 2.	EXHIBITS

The following Exhibits are incorporated herein by reference from the Registrant’s Form S-1 Registration Statement filed with the Securities and Exchange Commission, SEC File Number 333-248779 on September 20, 2020. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit Number	Description
1.	Share Exchange Agreement, dated as of May 28, 2020, by and among the Company, CXJ Investment Group Company Ltd. and the Shareholder of CXJ Investment Group Company Ltd. -incorporated herein by reference to Exhibit 2.1 to the registration statement.

2.	Amended and Restated Articles of Incorporation of the Company, dated April 14, 2000 (incorporated by reference to Exhibit 3(1) to Form S-4 with the Securities and Exchange Commission on September 26, 2003). -incorporated herein by reference to Exhibit 3.1 to the registration statement.

3.	Bylaws of the Company (incorporated by reference to Exhibit 3(2) to Form S-4 with the Securities and Exchange Commission on September 26, 2003). -incorporated herein by reference to Exhibit 3.2 to the registration statement.

4.	Certificate of Amendment by Custodian, dated March 13, 2019, as filed by the Company with the Secretary of State of Nevada.-incorporated herein by reference to Exhibit 3.3 to the registration statement.

5.	Certificate of Designation for Preferred Series A Stock, dated June 13, 2019, as filed by the Company with the Secretary of State of Nevada.-incorporated herein by reference to Exhibit 3.4 to the registration statement.

6.	Certificate of Amendment to Articles of Incorporation (name change), dated July 9, 2019, as filed by the Company with the Secretary of State of Nevada. -incorporated herein by reference to Exhibit 3.5 to the registration statement.

7.	Certificate of Change, dated July 24, 2020, as filed by the Company with the Secretary of State of Nevada. -incorporated herein by reference to Exhibit 3.6 to the registration statement.

8.	Share Purchase Agreement dated June 18, 2019, by and between Custodian Ventures, LLC, as custodian of David Lazar, as the seller, and Xinrui Wang, as buyer. -incorporated herein by reference to Exhibit 10.1 to the registration statement.

9.	Consent of Accountant. -incorporated herein by reference to Exhibit 23.1 to the registration statement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 27, 2022

CXJ GROUP CO., LIMITED

By:	/s/ Lixin Cai
Name:	Lixin Cai
Title:	Chief Executive Officer